Contract of employment

26 November 2012

Alastair Percival
61 Thomas Street
Hampton
VIC 3188
Australia

Dear Alastair,

We are pleased to offer you employment on the terms and conditions set out below.

On acceptance of this offer, this letter will record the terms and conditions of your contract of employment with us (**the Contract**).

1 Position

1.1 You will be employed in the position of Managing Director, or such other position as may be required from time to time, by Diligent Board Services Australia Pty Ltd ("Diligent Australia", "us" or "we"), a wholly owned subsidiary of Diligent Board Member Services, Inc (**Diligent Parent**).

1.2 You will report directly to the Chair of the Board of Directors of Diligent Australia. Your reporting lines may change from time to time.

2 Responsibilities

2.1 Your duties are set out in Item 1 of Schedule 1 of this Contract and may be varied by us from time to time.

2.2 During your employment you must:

(1) promote our interests and those of our Related Bodies Corporate;

(2) use your best endeavours to protect and promote our reputation and that of our Related Bodies Corporate;

(3) not act in conflict with our interests and those of our Related Bodies Corporate;

(4) be honest and diligent and perform the duties assigned to you to the best of your knowledge and abilities; and

(5) devote the whole of your time, attention and skill during normal business hours, and at other times as reasonably necessary, to your duties.

2.3 We may direct you to perform or not to perform any part of your duties at any time.

3 Commencement date

3.1 Your employment commences on 3, December 2012.

4 Place of work

4.1 Your place of work shall be the location agreed from time to time with the Chairman of the Board.

4.2 You may be required to travel and work elsewhere in Australia or overseas in the performance of your duties and responsibilities.

5 Hours of work

5.1 You are employed on a full time basis.

5.2 You are required to perform your duties during our standard office hours of 8.30am to 5pm, and at such other times as reasonably required.

5.3 From time to time it will be necessary for you to perform your duties outside our standard office hours, including evenings, on weekends and on public holidays. You acknowledge that this is a reasonable requirement, given the seniority of your role, your responsibilities and your remuneration.

5.4 Your remuneration has been set at a level that takes into account the fact that you may be required to work outside standard office hours to perform your duties. You will not be entitled to any additional payment for overtime or for any work performed outside our standard office hours

6 Remuneration

6.1 Your remuneration will be made up of:

(1) a salary of $240,000 (Australian dollars) per annum

(2) superannuation; and

(3) a bonus, if any, payable to you in accordance with clause 7 below..

6.2 Your salary shall be increased by not less than 5% per annum on the anniversary date of your employment for each of the first three (3) years of this Agreement;

6.3 Superannuation contributions will be:

(1) made on your behalf at the minimum level required to avoid the imposition of a superannuation guarantee charge under Federal superannuation legislation (currently 9% of your ordinary time earnings, up to the maximum contribution base); and

(2) paid into an eligible choice fund.

6.4 On commencement, you will be given a superannuation choice election form and information about our default fund, Australian Super. If you do not nominate a complying fund before your first pay is processed, your contributions will be paid to Australian Super.

6.5 Your remuneration includes all amounts due to you under any industrial award, agreement, contract, the Act or other law. Your remuneration for any pay period can be set off against and expressly applied in compensation of all award and any other legal entitlements for work performed during that period.

7 Bonus

7.1 At the sole discretion of the Board of the Board of Diligent Australia,you may be awarded a bonus provided that you have, at a minimum, achieved the performance targets set by us.

7.2 Any bonus will be awarded at the sole discretion of the Board of Diligent Australia and the basis for the calculation and payment of any bonus may vary from time to time.

7.3 If your employment is terminated before a bonus is due and payable, you are not entitled to payment of the bonus, either in full or in part.

8 Method and frequency of payment

8.1 Your salary (less applicable tax) will be paid monthly in arrears, by electronic transfer into an account nominated by you.

9 Expenses

9.1 We will pay all reasonable expenses incurred by you in the course of your employment, provided you:

(1) provide us with acceptable documentation for the expenses incurred; and

(2) comply with any applicable expense policy in force at the time the expense is incurred.

10 Performance appraisal

10.1 Your performance will be reviewed every 12 months.

10.2 Your remuneration will also be reviewed every 12 months, however, subject to clause 6.2 above, this does not necessarily mean it will be increased. Any further increase shall be at the discretion of the Board.

11 Our property

11.1 We may require you to return any of our property, which is in your possession, power or control, immediately on request or on termination of your employment, whichever occurs first.

11.2 Our property includes but is not limited to our Confidential Information, Intellectual Property, documents, equipment, telephones, personal digital assistants, software, computer information (wherever it is stored), keys and access cards.

11.3 Where any of our Confidential Information or Intellectual Property is recorded in the form of videotape, computer information or software, we may require you to delete or erase this information so that it cannot be retrieved, and verify this to our satisfaction.

11.4 You must take all reasonable steps to:

(1) maintain our property in good working order; and

(2) ensure the security of, and protect all of our property, which is in your possession, power or control.

12 Annual leave

12.1 You are entitled to annual leave as specified in the Act. The following paragraphs contain a summary of those entitlements, and are to be read subject to those statutory provisions.

12.2 You will be eligible for 4 weeks paid annual leave during each year of your employment with us.

12.3 Annual leave accrues progressively during each year of service and is cumulative. However annual leave does not accrue during certain periods, including periods of unpaid leave or absence.

12.4 Annual leave is to be taken at times agreed with your manager. We may require you to take annual leave, in accordance with the Act.

12.5 You will be paid out any accrued but untaken annual leave on termination of your employment, based on the salary you were receiving prior to termination.

13 Personal leave

13.1 You are eligible for personal/carer's leave as specified in the Act. The following paragraphs contain a summary of those entitlements, and are to be read subject to those statutory provisions.

13.2 You will be eligible for 10 days paid personal / carer's leave during each year of service, to be used if you are absent from work in the following circumstances:

(1) because of personal illness or injury; or

(2) to care for or support a member of your immediate family or household who is sick or injured, or has been affected by an unexpected emergency.

13.3 If you have exhausted your paid personal/carer's leave entitlements, you are also entitled to up to 2 days unpaid carer's leave, for each occasion when a member of your immediate family or household requires care or support due to a personal illness or injury, or has been affected by an unexpected emergency.

13.4 Your entitlement to personal/carer's leave is conditional on you:

(1) notifying us as soon as practicable of:

(a) any illness or injury to you or a member of your immediate family or household, or any unexpected emergency affecting a member of your immediate family or household, that will cause you to be absent from work; and

(b) the period, or expected period, of that absence;

(2) providing us with the documentary evidence, specified in clause 13.5, as soon as reasonably practicable.

13.5 You are required to provide us with the following form of documentary evidence:

(1) if you take personal leave – a medical certificate or if that is not practicable, a statutory declaration for any absence evidencing your unfitness for work due to the illness or injury;

(2) if you take carer's leave because of a personal illness, or injury of a member of your immediate family or household – a medical certificate evidencing the nature of the other person's illness or injury, or if that is not practicable, a statutory declaration made by you stating that you required leave to provide care or support to a member of your immediate family or household because of a personal illness or injury;

(3) if you take carer's leave because of an unexpected emergency affecting a member of your immediate family or household – a statutory declaration made by you, stating that you required leave to provide care or support to a member of your immediate family or household because of an unexpected emergency affecting the member.

13.6 If a medical certificate or statutory declaration is not provided for any period of personal / carer's leave as required above, the period of absence will be treated either as unauthorised leave without pay, or as annual leave, subject to our agreement.

13.7 You will not be paid out accrued but untaken personal / carer's leave on termination of your employment.

14 Compassionate leave

14.1 You are entitled to take up to 5 days paid compassionate leave, when a member of your immediate family or your household: [If you need more you will have to ask Alex at that time.]

(1) contracts or develops a personal illness that poses a serious threat to his or her life; or

(2) sustains a personal injury that poses a serious threat to his or her life; or

(3) dies.

14.2 You are required to notify us as soon as practicable of:

(1) any illness of, or injury to, a member of your immediate family or household, or the death of a member of your immediate family or household, that will cause you to be absent from work; and

(2) the period, or expected period, of your absence.

14.3 On your return to work, you are required to provide us with:

(1) in the case of an illness or injury – a medical certificate, outlining the nature of the illness or injury, and the serious nature of the threat to life; and

15 Parental leave

15.1 After 12 months continuous service with us, you are entitled to unpaid parental leave, as specified in the Act.

16 Long service leave

16.1 You are entitled to long service leave in accordance with applicable legislation.

17 Community service leave

17.1 You are entitled to community service leave in accordance with the Act.

17.2 We may require you to provide proof of the requirement to attend the community service activity, and of your attendance at the activity.

17.3 You must provide us with notice of the expected period of absence as soon as practicable.

18 Public holidays

18.1 You are entitled to take all gazetted public holidays, and any applicable regional public holidays, in the state in which you are primarily employed, without loss of pay.

18.2 You may be required to work on a particular public holiday, unless you have reasonable grounds for not doing so.

19 Suspension

19.1 We have the right to suspend you from duties, with or without pay, where we consider it necessary to adequately investigate allegations of misconduct or impropriety against you.

20 Termination

20.1 You or we may terminate your employment by giving three (3) months notice to the other in writing of the day of termination.

20.2 If we terminate your employment and you are over 45 and have been employed by us for more than 5 continuous years, we will provide you with a further week's notice.

20.3 If we terminate your employment, we may elect to provide you with payment of the equivalent remuneration, in part or totally in lieu of notice.

20.4 You agree that for all or part of the notice period, we may require you to:

(1) not attend our premises for the purpose of performing your duties, and instead predominantly remain at your home during your standard hours of work, being available on call to attend work and perform any duties required by us;

(2) perform duties other than your normal duties, including less significant duties but consistent with your status as a senior executive; or

(3) do any combination of clauses 20.4(1) or 20.4(2),

which you agree will not constitute a repudiation of your Contract. You will continue to receive your remuneration during this period.

20.5 We may terminate your employment immediately for serious misconduct without any obligation to provide notice or pay you compensation.

20.6 Serious misconduct includes but is not limited to:

(1) breaching any of clauses 2, 21, 22, 23, 27, 29 of this Contract;

(2) committing any serious or persistent breach of any other clause of this Contract;

(3) committing any act of dishonesty, fraud or assault in the course of your employment or which affects your suitability for employment with us;

(4) being intoxicated or under the influence of illegal drugs or drugs which have not been prescribed for you, while at work;

(5) neglecting your duties or incompetence;

(6) being convicted of a criminal offence which affects your suitability for employment with us; and

(7) refusing to carry out a lawful and reasonable direction.

20.7 If on termination of your employment you owe any money to us (including as a result of any overpayments that we have made to you) we may offset that money against any payments we are legally obliged to make to you.

20.8 You may be entitled to redundancy payments in accordance with the Act.

20.9 You agree that any severance payment we make to you, whether a payment in lieu of notice of termination or a redundancy payment, is in satisfaction of (either wholly or in part), and may be off-set against, any legislative severance entitlement you might have, to pay in lieu of notice of termination or redundancy pay.

21 Confidential Information

21.1 You must keep confidential and not use or disclose to any person any of our or our clients' Confidential Information, except with our prior authorisation, or in the proper performance of your duties for us, or as obliged by legislation.

21.2 When you disclose any Confidential Information as permitted by clause 21.1, you will ensure that whoever it is disclosed to is made aware of its confidential nature. You will do your utmost to ensure that those persons do not disclose that information, and do not use it for any purpose, other than the purpose for which it was disclosed to them.

21.3 Any reference to "us" or "our" in this clause includes our Related Bodies Corporate.

21.4 This provision continues to apply after this Contract comes to an end.

22 Intellectual Property

22.1 We own all Intellectual Property that you develop or conceive in the course of or arising out of your employment with us, whether alone or in conjunction with someone else, and whether during or outside working hours:

(1) using our or any of our clients' premises, resources or facilities;

(2) in the course of, as a consequence of or in relation to the performance of your duties;

(3) directly or indirectly as a result of your or anybody else's access to our or our clients' Confidential Information or other Intellectual Property;

(4) in respect of or associated with any of our products or services and any alterations or additions or methods of making, using, marketing, selling or providing these products or services; or

(5) relating to other Intellectual Property.

22.2 You will immediately disclose in writing to us any Intellectual Property you make or conceive of during the course of performing your duties.

22.3 You will do anything necessary, including executing any documents such as an assignment, for the purpose of effecting, perfecting and protecting our title or that of our nominee to our Intellectual Property, in Australia or such other countries as we require.

22.4 You may not make use of or reproduce any Intellectual Property owned by us without our prior written approval, other than in the ordinary course of your employment.

22.5 Any reference to "we", "our" or "us" in this clause includes our Related Bodies Corporate.

22.6 This provision continues to apply after this Contract comes to an end.

23 Restraint during employment

23.1 During your employment, you must not, without our prior written consent:

(1) act as an officer or employee of, or as a consultant or adviser to any other corporation, firm, organisation or person;

(2) take up any other position with any other corporation, firm, or organisation (whether paid or unpaid);

(3) hold any shares or securities which create or may create a conflict of interest.

24 Restraint after employment ceases

24.1 After termination of your employment, you must not, without our prior written consent:

(1) for the Restraint Periods; and

(2) in the case of clause 24.1(3), within the Restraint Areas;

either directly or indirectly do or engage in any of the following:

(3) alone or jointly with or on behalf of anybody else in any Capacity carry on, operate or be engaged, interested or employed in a Competing Business;

(4) interfere with, disrupt or attempt to disrupt, or procure or solicit anybody else to interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between us and any of:

(a) our clients in respect of whom you have carried out work or have had a business relationship at any time during the last 12 months of your employment; or

(b) our Identified Prospective Clients with whom you have been involved in developing a business relationship for our benefit, at any time during the last 12 months of your employment;

(5) induce, encourage or solicit any of our employees, contractors or agents, with whom you have worked or have had a business relationship at any time during the last 12 months of your employment, to leave our employment or agency or to cease providing services to us; or

(6) procure or solicit any other person to induce, encourage or solicit any of our employees, contractors or agents, whom you have worked or have had a business relationship during the last 12 months of your employment, to leave our employment or agency or to cease providing services to us.

24.2 You agree that:

(1) the restraints set out above will apply as if they consisted of several separate, independent and cumulative covenants and restraints consisting of:

(a) each of clauses 24.1(4), 24.1(5) and 24.1(6) combined with each separate Restraint Period; and

(b) clause 24.1(3) combined with each separate Restraint Period and of each such separate combination combined with each separate Restraint Area;

(2) if any separate covenant and restraint referred to in clause 24.2 is unenforceable, illegal or void, that covenant and restraint is severed and the other covenants and restraints remain in force;

(3) each of these separate provisions is a fair and reasonable restraint of trade, that goes no further than reasonably necessary to protect our Confidential Information, staff and client connections, goodwill and business;

(4) substantial and valuable consideration has been received for each separate covenant and restraint in this clause directly and indirectly by you, including your employment and remuneration and leave entitlements; and

(5) any combination of the acts referred to above for each separate Restraint Period and, if applicable, Restraint Area would be unfair and calculated to damage our Confidential Information, staff and client connections, goodwill and business and would lead to substantial loss to us.

24.3 Any reference to "us" or "our" in this clause includes our Related Bodies Corporate.

24.4 This provision continues to apply after this Contract comes to an end.

25 Remedies for breach

25.1 You agree that in the event of a breach by you of any of clauses 21, 22, 23 or 24, damages may not be an adequate remedy and we or any other aggrieved party may, in addition to any other remedies, obtain an injunction restraining any further violation and other equitable relief.

26 Moral Rights

26.1 You consent to the doing of any acts or making of any omissions by us, our employees, servants, agents, licensees and assigns that infringe your Moral Rights in any Works made by you in the course of your employment with us, including:

(1) not naming you as the author of a Work;

(2) naming another person as the author of a Work;

(3) amending or modifying (whether by changing, adding to or deleting/removing) any part of a Work;

whether those acts or omissions occur before, on or after the date of this Contract.

26.2 You acknowledge that your consent is genuinely given without duress of any kind and that you have been given the opportunity to seek legal advice on the effect of giving this consent.

26.3 This provision continues to apply after this Contract comes to an end.

27 Policies

27.1 You agree to comply with any policies and procedures that we may implement, including our Australian Employee's Handbook, as varied from time to time by us in our discretion. To the extent that the contents of policies or procedures refer to obligations on us, you agree that they are guides only and are not contractual terms, conditions or representations on which you rely.

28 Application of legislation and industrial instruments

28.1 Any legislation or relevant industrial instrument applies to your employment as a matter of law and does not form part of this Contract.

29 Privacy

29.1 You will comply with the requirements of the *Privacy Act 1988* (Cth), any applicable state legislation regarding privacy, and any company policies, when dealing with personal information.

29.2 You acknowledge that as a result of and during the course of your employment we will obtain personal information (including health, medical and other sensitive information) about you. You consent to us obtaining this information and further consent to us disclosing the information to other parties for the purposes of our business, and as otherwise outlined in our privacy policies.

30 General provisions

30.1 This Contract supersedes any prior discussion, agreement or understanding on anything connected with the subject matter of this Contract.

30.2 If any provision of this Contract is unenforceable, illegal or void, that provision is severed and the other provisions of this Contract remain in force.

31 Governing law

31.1 This Contract is governed by the law in force in New South Wales.

31.2 The parties submit to the exclusive jurisdiction of the courts of New South Wales or any competent Federal court exercising jurisdiction in New South Wales. The dispute must be determined in accordance with the law and practice applicable in the court.

32 Definitions

32.1 In this Contract:

(1) **Act** means the *Fair Work Act 2009* (Cth), and the *Fair Work (Transitional Provisions and Consequential Amendments) Act 2009* (Cth), and their regulations, and includes any amendment to, or replacement of, them;

(2) **Capacity** includes being:

(a) in partnership or in association with anybody else;

(b) a principal, agent, consultant, adviser, representative, director, officer or employee (in a senior or managerial role) of anybody else; or

(c) a trustee of anybody else;

(3) **Competing Business** includes a business which carries on a business the same as or similar to our business or the part of our business in which you were involved while employed by us.

(4) **Confidential Information** includes but is not limited to:

(a) information which is specifically designated as confidential by us or our clients;

(b) information which by its nature may be reasonably understood to be confidential;

(c) our trade secrets and Intellectual Property;

(d) information regarding our financial or business affairs;

(e) information about the identity, contact details or requirements of our clients, Identified Prospective Clients, suppliers or prospective suppliers;

(f) any agreements, arrangements or terms of trade with a client, Identified Prospective Client, supplier or prospective supplier;

(g) our contractual, technical and production information;

(h) our marketing plans, and marketing and sales techniques;

(i) notes and developments regarding confidential information;

(j) our employee information; and

(k) our business systems, and operating procedures or manuals.

except for information that is publicly available, other than due to a breach of this Contract;

(5) **Identified Prospective Clients** includes organisations, businesses or individuals that have been identified by us as an opportunity for obtaining future business (whether directly or through referral of other business);

(6) **Intellectual Property** includes any:

(a) copyright;

(b) design, patent, trademark, semiconductor, circuit layout or plant breeder rights (whether registered, unregistered or applied for);

(c) trade, business, company or domain name;

(d) know-how, inventions, processes (whether in writing or recorded in any form); and

(e) any other proprietary, licence or personal rights arising from intellectual activity in the business, industrial, scientific or artistic fields;

(7) **Moral Rights** has the same meaning as that term has in Part IX of the *Copyright Act 1968* (Cth);

(8) **Related Body Corporate** has the meaning given in section 9 of the *Corporations Act 2001* (Cth);

(9) **Restraint Areas** have the meaning given in Item 1 of Schedule 2;

(10) **Restraint Periods** have the meaning given in Item 2 of Schedule 2; and

(11) **Works** means all programs, programming, literary, dramatic, musical and artistic work within the meaning of the *Copyright Act 1968* (Cth).

33 Acceptance

33.1 Please confirm your acceptance of this offer by signing both copies of this letter and return one signed copy to me.

Yours faithfully

DILIGENT BOARD SERVICES AUSTRALIA PTY LTD

By: ________________________
Alessandro Sodi
Director

Encl: Copy of letter

I accept the offer of employment on the terms and conditions set out in this letter.

Date of acceptance of this offer: 15th December 2012

Signed: A M Penn

Schedule 1
General

Item 1 **Accountabilities**

1. Managing Director is responsible for addressing all significant matters relating to or affecting Diligent Australia from time to time;
2. Managing Director is responsible for development of strategies to be employed by Diligent Australia, subject to Board of Directors of Diligent Australia approval;
3. Managing Director is responsible for managing Diligent Australia within its annual budget;
4. Managing Director is responsible for managing and supervising all of his direct reports. Managing Director shall ensure that all employees of Diligent Australia are putting forth their best efforts on behalf of the company;
5. Managing Director shall report all significant matters to the Diligent Australia Chairman of the Board of Directors and shall obtain Board approval of any such significant proposed initiatives; and
6. Any other duties assigned to Managing Director by the Board of Diligent Australia from time to time

Reports to: Chairman of the Board of Diligent Australia.

Schedule 2
Restraint

Item 1 **Restraint Areas**

Australia, or if a court finds that unenforceable,

Within the state of New South Wales, or if a court finds that unenforceable,

Within 20 kms of the Sydney GPO.

Item 2 **Restraint Periods**

(1) One year after the termination of employment, or if a court finds that unenforceable,

(2) 6 months after the termination of employment, or if a court finds that unenforceable,

(3) 3 months after the termination of employment.